UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

Home Financial Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	0-28510 (Commission File Number)	35-1975585 (IRS Employer Identification No.)

279 East Morgan Street, Spencer, Indiana (Address of Principal Executive Offices)	47460 (Zip Code)

(812) 829-2095
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On February 22, 2005, the Board of Directors of Home Financial Bancorp (the “Company”) adopted resolutions authorizing the termination of the registration of the Company’s common stock under the Securities Exchange Act of 1934 (the “Act”). The Company’s common stock is held by fewer than 300 record holders. The Company intends to file a Form 15 with the Securities and Exchange Commission on February 28, 2005, and the Company expects the deregistration to become effective ninety (90) days after such filing. Pursuant to the Act, the Company’s duty to file any reports under the Act, including 10-KSB, 10-QSB and 8-K reports, will be suspended immediately upon filing Form 15.

        In connection with the deregistration, the Company will also voluntarily delist its common stock from the Nasdaq SmallCap Market effective upon filing the Form 15. The Company anticipates that its common stock will be quoted on the OTC Bulletin Board or in the Pink Sheets, but can make no assurances that any market makers will make a market in the Company’s common stock.

        On February 22, 2005, the Company issued a press release announcing its intent to terminate the registration of its common stock under the Act and delist its securities from the Nasdaq SmallCap Market, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued February 22, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 22, 2005

Home Financial Bancorp By: /s/ Kurt D. Rosenberger —————————————— Kurt D. Rosenberger President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued February 22, 2005

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